UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — January 18, 2019 (January 18, 2019)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 18, 2019, the Board of Directors (the “Board”) of MDC Partners Inc. (the “Company”) adopted By-Law No. 2 (the “Advance Notice By-Law”) to require advance notice for the nomination by shareholders of persons for election to the Board of Directors at any annual or special meeting of shareholders of the Company.

For shareholder nominations that are not made pursuant to a proposal or a requisition of shareholders made, in each case, in accordance with the provisions of the Canada Business Corporations Act (the “Act”) , the Advance Notice By-Law (i) imposes a deadline by which nominating shareholders must provide written notice to the Company that they intend to nominate persons for election at any annual or special meeting of shareholders and (ii) sets forth specific information about the nominating shareholder and about the proposed nominee director that a nominating shareholder must include in such written notice for such nomination to be properly brought before such annual or special meeting. To be timely, such written notice must be provided to the Company not less than 30 days prior to any annual meeting or annual and special meeting (or, if the meeting date is publicly announced less than 50 days prior to such meeting, within 10 days of the public announcement) and not less than 15 days prior to any special meeting that is not also an annual meeting.

The Company plans to submit the Advance Notice By-Law to the Company’s shareholders at the next meeting of such shareholders for ratification by ordinary resolution as contemplated by section 103 of the Act.

The Advance Notice By-Law is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

Press Release Announcing Date of Annual and Special Meeting of Shareholders

On January 18, 2019, the Company issued a press release announcing that the Board had set June 4, 2019 as the date for a combined Annual and Special Meeting of its shareholders. The Special Meeting has been called in response to a requisition by FrontFour Capital Group LLC. A copy of this press release is attached as Exhibit 99.1 hereto.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	By-Law No. 2.

99.1	Press release dated January 18, 2019, relating to the Company’s response to the filing by FrontFour Capital Group LLC.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a By-Law adopted by the Company and a combined Annual and Special Meeting of Shareholders. In connection with this By-Law and this combined Annual and Special Meeting, the Company may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the foregoing matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www.mdc-partners.com or upon written request to: Secretary, MDC Partners Inc., 745 Fifth Avenue, 19th Floor, New York, New York 10151, or by telephone at (646) 429-1800.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the foregoing matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the foregoing matters will be set forth in the proxy statement if and when it is filed with the SEC. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the foregoing matters is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 1, 2018 and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 27, 2018.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: January 18, 2019	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel,
General Counsel

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